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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                     EQUIDYNE CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................




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                             [EQUIDYNE LOGO]

                                                                 August 29, 2003

Dear Fellow Equidyne Stockholder:

    As you are aware, Equidyne is involved in a costly proxy contest with a dissident stockholder, MFC Bancorp Ltd., a merchant bank with offices in Vienna and Berlin, that is seeking to elect its own hand-picked nominees to replace your entire Board. WE BELIEVE MFC IS SEEKING TO TAKE CONTROL OF YOUR COMPANY WITHOUT OFFERING A CASH PAYMENT TO STOCKHOLDERS OR PROVIDING AN ORIGINAL BUSINESS PLAN FOR ENHANCING STOCKHOLDER VALUE. IN FACT, MFC'S 'PLAN' IS IDENTICAL TO THE STRATEGY YOUR CURRENT BOARD AND EXECUTIVE MANAGEMENT HAVE IMPLEMENTED IN THE PAST 19 MONTHS SINCE JOINING THE COMPANY.

    With the Annual Meeting fast approaching, it is important that you ACT NOW TO PROTECT THE VALUE OF YOUR INVESTMENT IN THE COMPANY. WE URGE YOU TO DISREGARD ANY GREEN PROXY CARD YOU MAY RECEIVE FROM MFC AND TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY.

    Remember, if you have previously returned a green proxy card, you have every legal right to change your vote -- ONLY YOUR LATEST-DATED PROXY COUNTS. Simply sign, date and return the enclosed WHITE proxy card in the envelope provided.

                 WE BELIEVE THAT MFC IS TRYING TO GET YOUR VOTE
                   BY MAKING FALSE AND MISLEADING STATEMENTS.

   o MFC states in its proxy materials filed with the Securities and Exchange Commission on August 27, 2003 that it 'holds 100 shares and has an option to purchase 485,844 shares from Concord, but MFC is reluctant to exercise this option until Equidyne's current Board and management are replaced.'

     IN FACT, ACCORDING TO THE SCHEDULE 13D FILED BY MFC WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2003, MFC'S OPTION TO ACQUIRE 485,844 SHARES OF EQUIDYNE COMMON STOCK AT $0.45 PER SHARE EXPIRES ON AUGUST 31, 2003, NINE DAYS BEFORE THE ANNUAL MEETING. THEREFORE, IF MFC IS TRULY WAITING TO EXERCISE THEIR OPTION UNTIL THE MEETING, THEY CANNOT HAVE ANY INTENTION OF EXERCISING THE OPTION.

     EXCLUDING THE OPTION, MFC ONLY HAS DIRECT OWNERSHIP OF A MERE 100 SHARES OF EQUIDYNE'S COMMON STOCK, REPRESENTING A DIRECT ECONOMIC INTEREST OF ONLY 0.0000067% IN EQUIDYNE. DESPITE THIS INVESTMENT, MFC HAS STATED IN ITS PROXY STATEMENT THAT THEY ANTICIPATE SPENDING $275,000 ON ATTORNEYS, LITIGATION AND PROXY SOLICITORS IN CONNECTION WITH THIS PROXY CONTEST, WHICH IF SUCCESSFUL, THEY PLAN ON SEEKING FROM YOUR COMPANY.

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   o MFC states in its proxy materials filed with the Securities and Exchange
     Commission on August 27, 2003 that Mr. Rowan and Mr. Myers 'were both previously officers of an OTC Bulletin Board Company named Migratec Inc., which is currently trading at approximately $0.01 per share.'

     WHAT MFC FAILS TO TELL YOU IS THAT WHEN MR. MYERS JOINED MIGRATEC AS CHIEF FINANCIAL OFFICER, GENERAL COUNSEL AND SECRETARY ON APRIL 1, 1998, ITS SHARES WERE TRADING AT $0.57 PER SHARE, AND BY THE TIME HE LEFT MIGRATEC ON MAY 31, 2000, ITS SHARES HAD INCREASED 80.7% TO $1.03. MR. ROWAN JOINED MIGRATEC, NOT AS AN EXECUTIVE OFFICER, BUT AS AN OUTSIDE MEMBER OF THE BOARD OF DIRECTORS, ON APRIL 24, 1998, WHEN ITS SHARES WERE TRADING AT $0.58 PER SHARE. BY THE TIME HE LEFT MIGRATEC'S BOARD ON JANUARY 24, 2000, ITS SHARES HAD INCREASED 44.8% TO $0.84. IN FACT, ONLY AFTER MESSRS. ROWAN AND MYERS LEFT MIGRATEC DID MIGRATEC'S SHARES DECLINE TO $0.01 PER SHARE.

   o MFC states in its proxy statement filed with the Securities and Exchange Commission on August 20, 2003 that, if elected, its nominees will attempt to enhance stockholder value by preserving the Company's cash, discontinuing investments and expenses related to the needle free industry and seeking new business opportunities, investments and acquisitions.

     AS WE DISCUSS BELOW, IN THE PAST 19 MONTHS SINCE JOINING THE COMPANY YOUR CURRENT BOARD AND EXECUTIVE MANAGEMENT HAVE ALREADY TAKEN THE NECESSARY ACTIONS DESIGNED TO PRESERVE STOCKHOLDER VALUE, WHICH MFC IS NOW ALSO PROPOSING IN ITS PROXY STATEMENT. IN ADDITION, THE COMPLETION OF THESE NECESSARY ACTIONS HAS ALLOWED YOUR BOARD TO FOCUS ON STRATEGIC ALTERNATIVES DESIGNED TO ENHANCE STOCKHOLDER VALUE. YOUR BOARD IS ACTIVELY PURSUING THE FOLLOWING POTENTIAL STRATEGIC ALTERNATIVES: A STRATEGIC ACQUISITION, A SALE OR MERGER, A SALE OR LICENSE OF ASSETS, INCLUDING EQUIDYNE'S NEEDLE-FREE TECHNOLOGY AND A LIQUIDATION. IN FACT, MFC HAS EVEN STATED IN ITS OWN PROXY STATEMENT THAT, IF ELECTED, ITS NOMINEES CANNOT GUARANTEE THAT THEIR FIDUCIARY DUTIES TO THE COMPANY AND ITS STOCKHOLDERS WILL NOT PREVENT THEM FROM IMPLEMENTING THE PLANS THAT ARE BEING PROPOSED BY YOUR CURRENT BOARD.

    We urge you to REJECT MFC'S EFFORTS to take control of your Company by voting for the current, experienced Board of Directors on the enclosed WHITE proxy card and to not return any green proxy card, even as a vote against MFC since you may inadvertently cancel out your vote for the current Board. If you have already returned a green proxy card, you have every right to change your vote by returning the enclosed WHITE proxy card.

    YOUR BOARD HAS ALREADY TAKEN A NUMBER OF DECISIVE ACTIONS DESIGNED TO PRESERVE STOCKHOLDER VALUE. THE DECLINE IN OUR STOCK PRICE SINCE JANUARY 2, 2002 HAS BEEN LESS THAN THE DECLINE IN THE STOCK PRICE OF THE OTHER PUBLICLY HELD NEEDLE-FREE COMPANIES, TWO OF WHOM HAVE GONE INTO BANKRUPTCY DURING THIS PERIOD. WE BELIEVE THIS RESULTS FROM ACTIONS ALREADY TAKEN BY YOUR BOARD.

    Your Board has already taken a number of decisive actions designed to preserve stockholder value, which are now being proposed by MFC in its proxy statement, including preserving Equidyne's cash by reducing selling, general and administrative expenses approximately 72% from approximately $2.3 million in the 2nd fiscal quarter of 2002 to approximately $641,000 in the 3rd fiscal quarter of 2003, discontinuing certain investments and expenses related to the needle-free industry and seeking new business opportunities, investments and acquisitions. The completion of these actions has allowed your current Board to focus on the evaluation of business opportunities and strategic alternatives designed to enhance stockholder value.

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                WE ARE ACTIVELY EXPLORING STRATEGIC ALTERNATIVES
                     DESIGNED TO ENHANCE STOCKHOLDER VALUE.

    We engaged Cypress Associates LLC to act as our financial advisor and investment banker to assist us in exploring our strategic alternatives and further evaluating business opportunities, some of which were already under consideration by your current Board. Among the possible alternatives we are evaluating are: a strategic acquisition; a sale or merger; a sale or license of assets, including Equidyne's needle-free technology; and a liquidation. YOUR BOARD REMAINS COMMITTED TO COMPLETING ITS EVALUATION OF STRATEGIC ALTERNATIVES WITH THE AIM OF MAXIMIZING STOCKHOLDER VALUE.

    Again we want to emphasize that there is not much time remaining until our Annual Meeting and it is imperative that you act as quickly as possible. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, PLEASE CALL OUR PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT (800) 322-2885.

    On behalf of your Board of Directors, I thank you for your continued support of your Company's management during this critical period for your investment.

                                          Sincerely,
                                          Marcus R. Rowan
                                          Marcus R. Rowan
                                          Chief Executive Officer

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

    Certain statements contained herein and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as 'believe,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'strategy' and similar expressions. Our forward- looking statements generally relate to our ability to develop and execute our business plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification and strategic alternative initiatives. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully identify and attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities or strategic alternatives, including potential strategic acquisitions, a potential sale or merger, a potential sale or license of assets, including Equidyne's needle-free technology, and a potential liquidation; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, as well as other risks identified in our filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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..................................................................
IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR
                     WHITE PROXY CARD,
  OR NEED ADDITIONAL COPIES OF EQUIDYNE CORPORATION PROXY
                   MATERIALS, PLEASE CALL
   MACKENZIE PARTNERS AT THE PHONE NUMBERS LISTED BELOW.

                      [MACKENZIE LOGO]
                     105 Madison Avenue
                  New York, New York 10016
             email: proxy@mackenziepartners.com
                Call collect: (212) 929-5500
                OR TOLL FREE: (800) 322-2885
                 Facsimile: (212) 929-0308
..................................................................